PORTLAND GENERAL CORPORATION

                 OUTSIDE DIRECTORS' DEFERRED COMPENSATION PLAN

                               1996 RESTATEMENT

                                AMENDMENT NO. 2




     This Amendment No. 2 to the Portland General Corporation Outside Directors' Deferred Compensation Plan, as restated effective January 1, 1996 (the "Plan") is effective as of November 4, 1996 and has been executed as of the 6th day of November 1996 on behalf of Portland General Corporation (the "Company").

     WHEREAS, pursuant to Section 10.1, the Human Resources Committee of the Company's Board of Directors (the "Committee") has the authority to amend the Plan; and

     WHEREAS, the Committee wishes to allow Participants who serve on the Boards of companies affiliated with the Company or joint venture partners of the Company to maintain their accounts with the Company until they no longer serve on the Board of an affiliated company;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     FIRST:  Section 3.1 is amended in its entirety to read as follows:

         (a) ELIGIBILITY. An Outside Director shall be eligible to participate by making Deferral Elections under paragraph 3.2 below. The Senior Administrative Officer shall notify eligible Outside Directors about the Plan and the benefits provided under it.

         (b) CESSATION OF ELIGIBILITY. An Eligible Outside Director who ceases to serve on a Board of a Participating Company shall cease participating as to new deferrals immediately.

     SECOND:  Section 5.1(a) is amended in its entirety to read as follows:

         (a) ENTITLEMENT TO BENEFITS AT TERMINATION. Benefits under this Plan shall be payable to a Participant on termination of membership on all Boards of Participating Companies. The amount of the benefit shall be the balance of the Participant's Account including Interest to the date of payment, in the form elected under Paragraph 5.3 below.

         Notwithstanding the above, if a Participant terminates Board membership with a Participating Company but, within sixty (60) days thereafter, becomes a Board member of an affiliate of the Company or Portland General Electric Company, including subsidiaries and joint venture partners, the status of which shall be determined at the discretion of the Senior Administrative Officer, the Participating Company shall continue to maintain the Participant's Account pursuant to Section
     IV. Benefits shall be payable to such Participant under this paragraph or Paragraph 5.1(b) below when the Participant is no longer a member of the Board of any affiliated company, as determined at the discretion of the Senior Administrative Officer.

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                         PORTLAND GENERAL CORPORATION

                 OUTSIDE DIRECTORS' DEFERRED COMPENSATION PLAN

                               1996 RESTATEMENT

                                AMENDMENT NO. 2




     THIRD: Except as provided herein, all other Plan provisions shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the day and year first written above.



                                      PORTLAND GENERAL CORPORATION

                                  By: _________________________________
                                      Donald F. Kielblock
                                      Senior Administrative Officer and
                                      Vice President, Human Resources


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